                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                    ----------------------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported): May 6, 2004



                         LIQUIDMETAL TECHNOLOGIES, INC.
             (Exact name of Registrant as Specified in its Charter)



           DELAWARE                      000-31332             20-0121262
(State or other jurisdiction of  (Commission File Number)   (I.R.S. Employer
incorporation or organization)                             Identification No.)


                        25800 COMMERCENTRE DR., SUITE 100
                              LAKE FOREST, CA 92630
               (Address of Principal Executive Offices; Zip Code)

       Registrant's telephone number, including area code: (949) 206-8000

                         LIQUIDMETAL TECHNOLOGIES, INC.

                                    FORM 8-K


ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     On May 6, 2004, Deloitte & Touche LLP ("Deloitte"), the Registrant's independent auditors, notified the Registrant that they were resigning from the client-auditor relationship with the Registrant effective as of that date.

     Deloitte was engaged by Registrant to serve as the Registrant's independent auditors for the fiscal year ended December 31, 2003, although Deloitte has not issued a report on the financial statements of the Registrant and its subsidiaries for the 2003 fiscal year. The reports of Deloitte with respect to the Registrant's financial statements for the fiscal years ended December 31, 2002 and 2001 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2003 and 2002 and the period from December 31, 2003 through the date of Deloitte's resignation, there were no disagreements between the Registrant and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreements in connection with its report on the Registrant's financial statements for such year.

         The Registrant previously announced that it expects to restate revenues and results of operations for the third and fourth quarters of 2002 and the first quarter of 2003 in connection with the Registrant's sales of alloy melting and casting equipment during such quarters to Growell Metal Co., Ltd., a South Korea metals processing company ("Growell"). The Registrant's Audit Committee conducted an internal inquiry at the request of Deloitte into the Registrant's transactions with Growell and found that the original revenue recognition on the Growell equipment sales did not take into account all relevant documentation relating to the transactions. The Registrant announced in January 2004 that it entered into a dispute settlement agreement with Growell to resolve various outstanding claims between the parties relating to the Registrant's transactions with Growell.

         In connection with the Audit Committee's inquiry into the Growell equipment sales and dispute settlement, the Audit Committee also reviewed the facts and circumstances relating to a personal stock transaction between the Registrant's CEO and Growell. In this transaction, as reported by the CEO, the CEO undertook a private sale of personal shares of Registrant common stock to Growell in February 2002, prior to the Registrant's initial public offering. As part of the inquiry, the CEO reported that this sale included a previously undisclosed personal agreement to ensure that the purchase price of the stock purchased by Growell would be at a thirty percent discount to the Registrant's initial public offering price, and he also provided information regarding his fulfillment of this personal agreement.


     As of May 6, 2004, certain details of the foregoing transactions had not been resolved to Deloitte's satisfaction, and the audit for the 2003 fiscal year has therefore not been completed. As a result of the expected restatements and these unresolved issues, the Registrant's previously issued financial statements for the year ended December 31, 2002 and Deloitte's audit report thereon, as well as the

Registrant's quarterly financial statements for the third quarter of 2002 and the first, second, and third quarters of 2003 (and Deloitte's related review reports thereon), should no longer be relied upon.

     Deloitte has communicated to the Registrant that it is unwilling to continue to rely on the representations of the Registrant's CEO. Deloitte has also previously communicated to the Registrant that, in light of the facts and circumstances surrounding the expected restatement, there were material weaknesses in the Registrant's internal accounting controls relating to the execution, administration, and accounting for contracts, particularly in the Registrant's South Korean operations. The Registrant has taken and is continuing to take steps to improve these internal controls.

     Other than the foregoing, none of the reportable events described under
Item 304(a)(1)(v) of Regulation S-K occurred within the two most recent fiscal years of the Registrant ended December 31, 2003 and 2002 or within the subsequent interim period through the date of Deloitte's resignation.

     The Registrant's Audit Committee has discussed with Deloitte the matters disclosed above. The Registrant has authorized Deloitte to respond fully to the inquiries of the Registrant's successor accountant concerning the matters disclosed above.


     The Registrant has provided Deloitte with a copy of the foregoing disclosure and has requested that Deloitte furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of that letter will be filed with the SEC promptly upon receipt.


     The Registrant's Audit Committee has begun the process of selecting new independent certified public accountants and will file a Form 8-K upon the engagement of a new auditing firm.




ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     The following exhibit is filed as a part of this Form 8-K:

Exhibit Number             Description
--------------             -----------

99.1                       Press Release, dated May 13, 2004, of Registrant.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

                       LIQUIDMETAL TECHNOLOGIES, INC.



                       By: /s/ John Kang
                           ----------------------------------------
                           John Kang
                           Chairman, President, and Chief Executive Officer



Date: May 13, 2004





                                  EXHIBIT INDEX


Exhibit Number             Description
--------------             -----------


99.1                       Press Release, dated May 13, 2004, of Registrant.